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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51137) pertaining to Correctional Properties Trust's 2000 Stock Option Plan and the Registration Statement (Form S-3 No. 333-90364) and in the related Prospectus of our report dated January 23, 2003, with respect to the consolidated financial statements and schedule of Correctional Properties Trust included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                              ERNST & YOUNG LLP

West Palm Beach, Florida
March 14, 2003.